Exhibit 99.1

NCI Building Systems Reports

Second Quarter Fiscal 2012 Results

— Revenues Increased 11% to $250 Million —

— Adjusted EBITDA Was Up 98% to $15 Million; Net Income Was $1.3 million —

— Operating Profitability Achieved by All Three Business Segments;

Cash Flow from Operations Was $14.2 million —

— Bookings Increased 39%; Backlog Up 23% to $259 Million —

HOUSTON, May 30, 2012/PRNewswire/— NCI Building Systems, Inc. (NYSE: NCS) today reported financial results for the second quarter ended April 29, 2012.

Second Quarter 2012 Financial Results

“Our strong second quarter results demonstrated solid execution across each of our business segments and the success of NCI’s external and internal initiatives to generate profitable growth in a market that continues to be very challenging,” commented Norman C. Chambers, Chairman, President and Chief Executive Officer. “Revenue growth was led by the strong performance of our Buildings and Coating groups and operating profitability benefitted from a more favorable business mix as well as ongoing efficiency improvements in our manufacturing, engineering and supply chain operations.”

“Bookings were up 39% over last year’s second quarter, and our backlog reached $259 million, increases of 23% year-over-year and 16% sequentially, both positive indicators as we enter the seasonally stronger second half of fiscal 2012. The velocity in converting our backlog to production continued at high levels in the second quarter, up from both last year’s and historical levels.

“In addition to posting much improved financial results for the second quarter that significantly exceeded the rate of market growth as reported by McGraw-Hill, we successfully negotiated two transactions, one that will strengthen our position as a fully-integrated supplier of building products to the nonresidential construction market, and another that eliminates the dividend obligation on our convertible preferred shares. These transactions are aligned with our objective of enhancing NCI’s prospects for continued growth and increased profitability as our markets recover,” Mr. Chambers said.

For the second quarter, sales were $250.2 million, up 11% from the $225.6 million reported in last year’s second quarter. The gross profit margin expanded to 23.2% from 22.5%.

Engineering, selling, general and administrative expenses were $51.6 million, or 20.6% of revenues, compared to $52.7 million, or 23.3% of revenues, in last year’s second quarter. Included in this year’s ESG&A was an unusual benefit of $1.9 million related to the recovery of self-insured general liability costs previously expended. This unusual benefit was offset by $0.5 million in executive retirement charges, and $1.5 million in costs related to the recently-announced acquisition. The Company reported an operating profit of $4.9 million, a significant improvement over the operating loss of $1.8 million incurred in the comparable 2011 period. Adjusted EBITDA, defined as earnings before interest, taxes, depreciation and amortization, and cash and other non-cash items, in accordance with the Company’s credit agreement, reached $15.3 million, up from $7.7 million in last year’s second quarter.

For the second quarter of 2012, the Company reported net income of $1.3 million as compared to a net loss of $3.2 million in last year’s second quarter. Including the accrual of preferred stock dividends and accretion of $9.7 million and a non-cash beneficial conversion feature charge of $7.9 million, the net loss applicable to common shares was $16.3 million. In last year’s second quarter, the Company incurred a net loss applicable to common shares of $9.2 million, which included the accrual of preferred stock dividends and accretion of $6.3 million and a non-cash beneficial conversion feature benefit of $240,000.

The adjusted loss per diluted common share, excluding the non-cash beneficial conversion charge and other special items, was $0.45; the reported net loss per diluted share was $0.86. This compares to an adjusted net loss per diluted share of $0.48 and a reported net loss per diluted share of $0.51 in last year’s second quarter. The weighted average number of common shares used in the calculation of second quarter 2012 per share amounts was 18.8 million compared to 18.3 million last year.

Inventory levels decreased 1% from the same period of the prior year to $106.9 million, reflecting similar steel costs and volumes between the two periods. Annualized inventory turnover was 7.2 turns for the second quarter compared to 7.3 turns in the second quarter of last year and 7.9 turns in the first quarter of 2012.

Capital expenditures were $8.1 million; net cash from operating activities was $14.2 million.

Second Quarter Segment Performance

“All three of our business segments posted operating profits in the second quarter, led by the strong recovery of our Buildings group,” Mr. Chambers said.

The Coatings group remained focused on building share in their traditional markets and growing their business in new markets. Third party sales increased 15% and operating profit was up 12%. Refurbishment of the new Middletown, Ohio facility is proceeding on schedule, and the plant is expected to begin operating by the end of calendar 2012, providing important access to new geographic markets and enhanced logistical efficiencies for internal coating demands.

In the Components group, strong demand for insulated metal panels and improved conditions in the manufacturing and agricultural markets offset sluggish conditions in certain commercial and industrial sectors. Third party sales increased 3%, while operating income improved 22%, benefitting from an unusual recovery of self-insured general liability costs of $1.9 million.

The Buildings group’s revenues increased 15% year-over-year, and operating profit was $6.7 million, compared to the prior year’s operating loss of $154,000. Revenue gains were driven by improved demand from the manufacturing, warehousing and retail sectors, and operating profitability reflected an improved mix of higher and lower complexity projects.

Market Commentary

In the second quarter of our fiscal 2012, low-rise nonresidential construction starts measured in square feet decreased by 13.5% from the comparable period in fiscal 2011, as reported by McGraw-Hill.

McGraw-Hill forecasts that nonresidential construction activity measured in square feet will be 2% higher in calendar 2012 compared to calendar 2011. McGraw-Hill projects calendar year 2012 square footage at 690 million, up from 678 million in 2011, with most of the increase taking place in the second half of the calendar year.

The American Institute of Architect’s Architectural Billing Index published for April 2012 was 48.4, but the more relevant commercial and industrial component of the Index was 53.8 and has indicated growth for the last eight months.

Recent Developments

•

On May 2, 2012, the Company announced it had entered into a definitive agreement to purchase Metl-Span LLC, a $170 million revenue insulated panel manufacturer, for $145 million in cash. The transaction is expected to be accretive to NCI’s earnings in fiscal 2012, excluding initial acquisition related costs. In connection with the transaction, the Company also secured a new fully committed asset-based lending facility and term loan that will be used with cash on hand to fund the acquisition and refinance and extend maturities on the existing capital structure. On May 24, 2012, the Company was notified that it had passed regulatory review and has been granted early termination of the waiting period under the Hart-Scott-Rodino Act. The Company expects to close the transaction by the end of June 2012.

•

On May 2, 2012, the Company announced it had reached an agreement with the holders of NCI’s convertible preferred shares, Clayton, Dubilier & Rice and affiliates (CD&R), to eliminate NCI’s quarterly dividend obligation on the preferred shares. In exchange, the Company agreed to make a one-time, non-cash payment of 37,834 additional shares of convertible preferred stock. This payment to CD&R will be reflected in NCI’s third quarter 2012 financial statements and will eliminate all future charges relating to “convertible preferred stock dividends and accretion” and the “convertible preferred stock beneficial conversion feature” in subsequent quarters.

Summary/Outlook

“For the first six months of 2012, revenues increased 19% to $494 million; operating income grew 158% to $9.2 million; and Adjusted EBITDA was $28 million, a more than 8-fold increase over last year’s levels. First half 2012 demonstrated our ability to capitalize on modest improvements in market conditions to drive double-digit revenue growth and achieve improved operating leverage. We expect our results for the seasonally stronger 2012 second half to be markedly ahead of the comparable period in 2011, benefitting from the initiatives at each of our business units to generate revenue growth and reduce costs,” Mr. Chambers concluded.

The NCI Building Systems, Inc. second quarter conference call is scheduled for May 30, 2012, at 5:00 PM ET. Please call 1-412-858-4600 to participate in the call. To listen to a live broadcast of the call over the Internet or to review the archived call, please visit the Company’s website at www.ncilp.com. To access the taped replay, please dial 1-412-317-0088 and the passcode 10013303# when prompted. The Webcast archive and taped replay will both be available two hours after the call through June 7, 2012.

NCI Building Systems, Inc. is one of North America’s largest integrated manufacturers of metal products for the nonresidential building industry. NCI is comprised of a family of companies operating manufacturing facilities across the United States and Mexico, with additional sales and distribution offices throughout the United States and Canada.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “guidance,” “potential,” “anticipate,” “plan,” “expect,” “should,” “will,” “forecast” or similar expressions are intended to identify forward-looking statements in this press release. These forward-looking statements reflect our current expectations, assumptions and/or beliefs concerning future events. However, these forward-looking statements are subject to a number of risks and uncertainties that may cause the Company’s actual performance to differ materially from that projected in such statements. Among the factors that could cause actual results to differ materially include, but are not limited to, our ability to consummate the transactions contemplated in the definitive agreement to purchase Metl-Span, LLC and to realize the anticipated benefits of such acquisition (“Acquisition”), industry cyclicality and seasonality and adverse weather conditions; ability to service the Company’s debt, including additional debt to finance the Acquisition; fluctuations in customer demand and other patterns; raw material pricing and supply; competitive activity and pricing pressure; general economic conditions affecting the construction industry; financial crises or fluctuations in the U.S. and abroad; changes in laws or regulations; and the volatility of the Company’s stock price. See also the risk factors in the Company’s Annual Report on Form 10-K for the fiscal year ended October 30, 2011 which identify other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. NCI expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements, whether as a result of new information, future events, or otherwise.

NCI BUILDING SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	For the Three Months Ended		For the Six Months Ended
	April 29, 2012	May 1, 2011	April 29, 2012	May 1, 2011
Sales	$250,231	$225,565	$493,834	$415,651
Cost of sales	192,229	174,752	382,210	331,293

Gross profit	58,002	50,813	111,624	84,358
	23.2%	22.5%	22.6%	20.3%

Engineering, selling, general and administrative expenses	51,564	52,657	100,505	100,338
Acquisition-related costs	1,494	—	1,890	—

Income (loss) from operations	4,944	(1,844)	9,229	(15,980)

Interest income	28	30	56	77
Interest expense	(3,062)	(3,900)	(6,386)	(8,124)
Other income, net	353	699	379	1,278

Income (loss) before income taxes	2,263	(5,015)	3,278	(22,749)
Provision (benefit) for income taxes	942	(1,786)	1,368	(6,795)

	41.6%	35.6%	41.7%	29.9%

Net income (loss)	$1,321	$(3,229)	$1,910	$(15,954)
Convertible preferred stock dividends and accretion	9,744	6,260	16,352	12,490
Convertible preferred stock beneficial conversion feature	7,858	(240)	11,878	1,546

Net loss applicable to common shares	$(16,281)	$(9,249)	$(26,320)	$(29,990)

Loss per common share:
Basic	$(0.86)	$(0.51)	$(1.40)	$(1.65)
Diluted	$(0.86)	$(0.51)	$(1.40)	$(1.65)

Weighted average number of common shares outstanding:
Basic	18,832	18,275	18,760	18,215
Diluted	18,832	18,275	18,760	18,215

Increase in sales	10.9%		18.8%

Gross profit percentage	23.2%	22.5%	22.6%	20.3%

Engineering, selling, general and administrative expenses percentage	20.6%	23.3%	20.4%	24.1%

NCI BUILDING SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	April 29, 2012	October 30, 2011
	(Unaudited)
ASSETS
Cash and cash equivalents	$73,856	$78,982
Restricted cash	—	2,836
Accounts receivable, net	83,051	95,381
Inventories, net	106,904	88,531
Deferred income taxes	19,313	20,405
Income tax receivable	1,591	1,272
Prepaid expenses and other	18,820	14,847
Investments in debt and equity securities, at market	4,494	4,483
Assets held for sale	4,875	4,874

Total current assets	312,904	311,611

Property plant and equipment, net	211,346	208,514
Goodwill	5,200	5,200
Intangible assets, net	23,313	24,254
Other assets	9,898	11,575

Total assets	$562,661	$561,154

LIABILITIES AND STOCKHOLDERS' DEFICIT
Note payable	$1,648	$292
Accounts payable	85,259	88,158
Accrued compensation and benefits	35,382	34,616
Accrued interest	340	1,309
Other accrued expenses	50,579	49,668

Total current liabilities	173,208	174,043

Long-term debt	128,499	130,699
Deferred income taxes	7,377	7,312
Other long-term liabilities	10,070	10,081

Total long-term liabilities	145,946	148,092

Series B cumulative convertible participating preferred stock	290,304	273,950

Redeemable common stock	—	759

Common stock	924	924
Additional paid-in capital	222,773	237,244
Accumulated deficit	(264,986)	(266,896)
Accumulated other comprehensive loss	(5,501)	(5,485)
Treasury stock, at cost	(7)	(1,477)

Total stockholders' deficit	(46,797)	(35,690)

Total liabilities and stockholders' deficit	$562,661	$561,154

NCI BUILDING SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	For the Six Months Ended
	April 29, 2012	May 1, 2011
Cash flows from operating activities:
Net income (loss)	$1,910	$(15,954)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	14,427	16,850
Share-based compensation expense	4,093	3,357
Loss on sale of property, plant and equipment	13	11
Provision for doubtful accounts	(692)	690
Provision (benefit) from deferred income taxes	1,147	(6,978)
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	12,561	10,811
Inventories	(18,373)	(26,176)
Income tax receivable	169	15,702
Prepaid expenses and other	(2,972)	(1,133)
Accounts payable	(2,899)	3,907
Accrued expenses	656	3,863
Other, net	(51)	(408)

Net cash provided by operating activities	9,989	4,542

Cash flows from investing activities:
Capital expenditures	(13,899)	(8,070)
Proceeds from sale of property, plant and equipment	37	143

Net cash used in investing activities	(13,862)	(7,927)

Cash flows from financing activities:
Decrease (increase) in restricted cash	2,836	(3)
Proceeds from ABL Facility	—	5
Payments on ABL Facility	—	(3)
Excess tax benefits from share-based compensation arrangements	1	464
Payments on term loan	(2,200)	(3,750)
Payments on note payable	(403)	(667)
Payment of financing costs	(50)	(75)
Payment of cash dividends on Convertible Preferred Stock	—	(11,039)
Purchase of treasury stock	(1,510)	(1,477)

Net cash used in financing activities	(1,326)	(16,545)

Effect of exchange rate changes on cash and cash equivalents	73	(80)

Net decrease in cash and cash equivalents	(5,126)	(20,010)

Cash and cash equivalents at beginning of period	78,982	77,419

Cash and cash equivalents at end of period	$73,856	$57,409

NCI BUILDING SYSTEMS, INC.

BUSINESS SEGMENTS

(Unaudited)

(In thousands)

	Three Months Ended April 29, 2012		Three Months Ended May 1, 2011		$ Inc/(Dec)	% Change
Sales:		% of Total Sales		% of Total Sales
Metal coil coating	$48,839	16	$47,927	17	$912	1.9%
Metal components	106,742	35	103,375	37	3,367	3.3%
Engineered building systems	148,715	49	129,790	46	18,925	14.6%

Total sales	304,296	100	281,092	100	23,204	8.3%
Less: Intersegment sales	54,065	18	55,527	20	(1,462)	-2.6%

Total net sales	$250,231	82	$225,565	80	$24,666	10.9%

Operating income (loss):		% of Total Sales		% of Total Sales
Metal coil coating	$4,890	10	$4,378	9	$512	11.7%
Metal components	9,018	8	7,400	7	1,618	21.9%
Engineered building systems	6,740	5	(154)	(0)	6,894	4476.6%
Corporate	(15,704)	—	(13,468)	—	(2,236)	-16.6%

Total operating income (loss) (% of net sales)	$4,944	2	$(1,844)	(1)	$6,788	368.1%

	Six Months Ended April 29, 2012		Six Months Ended May 1, 2011		$ Inc/(Dec)	% Change
Sales:		% of Total Sales		% of Total Sales
Metal coil coating	$97,922	16	$90,201	17	$7,721	8.6%
Metal components	212,494	36	193,680	38	18,814	9.7%
Engineered building systems	289,013	48	231,202	45	57,811	25.0%

Total sales	599,429	100	515,083	100	84,346	16.4%
Less: Intersegment sales	105,595	18	99,432	19	6,163	6.2%

Total net sales	$493,834	82	$415,651	81	$78,183	18.8%

Operating income (loss):		% of Total Sales		% of Total Sales
Metal coil coating	$10,192	10	$7,822	9	$2,370	30.3%
Metal components	14,559	7	7,753	4	6,806	87.8%
Engineered building systems	14,336	5	(5,564)	(2)	19,900	357.7%
Corporate	(29,858)	—	(25,991)	—	(3,867)	14.9%

Total operating income (loss) (% of net sales)	$9,229	2	$(15,980)	(4)	$25,209	157.8%

NCI BUILDING SYSTEMS, INC.

BUSINESS SEGMENTS

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL CHARGES

For the Three Months Ended April 29, 2012 and May 1, 2011

(Unaudited)

(In thousands)

	For the Three Months Ended April 29, 2012
	Metal Coil Coating	Metal Components	Engineered Building Systems	Corporate	Consolidated
Operating income (loss), GAAP basis	$4,890	$9,018	$6,740	$(15,704)	$4,944
Acquisition-related costs	—	—	—	1,494	1,494
Actuarial determined general liability self-insurance charges (recovery)	—	(1,929)	—	—	(1,929)
Executive retirement	—	—	—	508	508

"Adjusted" operating income (loss) (1)	$4,890	$7,089	$6,740	$(13,702)	$5,017

	For the Three Months Ended May 1, 2011
	Metal Coil Coating	Metal Components	Engineered Building Systems	Corporate	Consolidated
Operating income (loss), GAAP basis	$4,378	$7,400	$(154)	$(13,468)	$(1,844)
Actuarial determined general liability self-insurance charges (recovery)	—	1,297	—	—	1,297

"Adjusted" operating income (loss) (1)	$4,378	$8,697	$(154)	$(13,468)	$(547)

(1)	The Company discloses a tabular comparison of "Adjusted" operating income (loss), which is a non-GAAP measure because it is instrumental in comparing the results from period to period. "Adjusted" operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our consolidated statement of operations.

NCI BUILDING SYSTEMS, INC.

BUSINESS SEGMENTS

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL CHARGES

FOR THE SIX MONTHS ENDED APRIL 29, 2012 AND MAY 1, 2011

(Unaudited)

(In thousands)

	For the Six Months Ended April 29, 2012
	Metal Coil Coating	Metal Components	Engineered Building Systems	Corporate	Consolidated
Operating income (loss), GAAP basis	$10,192	$14,559	$14,336	$(29,858)	$9,229
Acquisition-related costs	—	—	—	1,890	1,890
Actuarial determined general liability self-insurance charges (recovery)	—	(1,929)	—	—	(1,929)
Executive retirement	—	—	—	508	508

"Adjusted" operating income (loss) (1)	$10,192	$12,630	$14,336	$(27,460)	$9,698

	For the Six Months Ended May 1, 2011
	Metal Coil Coating	Metal Components	Engineered Building Systems	Corporate	Consolidated
Operating income (loss), GAAP basis	$7,822	$7,753	$(5,564)	$(25,991)	$(15,980)
Pre-acquisition contingency adjustment	—	—	252	—	252
Actuarial determined general liability self-insurance charges (recovery)	—	2,398	—	—	2,398

"Adjusted" operating income (loss) (1)	$7,822	$10,151	$(5,312)	$(25,991)	$(13,330)

(1)	The Company discloses a tabular comparison of "Adjusted" operating income (loss), which is a non-GAAP measure because it is instrumental in comparing the results from period to period. "Adjusted" operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statement of operations.

NCI BUILDING SYSTEMS, INC.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

COMPUTATION OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,

AMORTIZATION AND OTHER NONCASH ITEMS ("ADJUSTED EBITDA")

(Unaudited)

(In thousands)

	3rd Qtr July 31, 2011	4th Qtr October 30, 2011	1st Qtr January 29, 2012	2nd Qtr April 29, 2012	Trailing 12 Months April 29, 2012
Net income	$2,593	$3,411	$589	$1,321	$7,914
Add:
Depreciation and amortization	7,187	6,753	6,158	5,841	25,939
Consolidated interest expense, net	3,864	3,685	3,296	3,034	13,879
Provision (benefit) for income taxes	—	398	426	942	1,766
Acquisition-related costs	—	—	396	1,494	1,890
Cash restructuring charges (recovery)	(575)	283	—	—	(292)
Executive retirement	—	—	—	508	508
Non-cash charges:
Stock-based compensation	1,776	1,776	1,972	2,119	7,643
Asset impairments (recoveries)	(93)	1,214	—		1,121
Embedded derivative	(6)	(6)	(5)	(6)	(23)

Adjusted EBITDA (1)	$14,746	$17,514	$12,832	$15,253	$60,345

	3rd Qtr August 1, 2010	4th Qtr October 31, 2010	1st Qtr January 30, 2011	2nd Qtr May 1, 2011	Trailing 12 Months May 1, 2011
Net loss	$(3,299)	$(5,436)	$(12,725)	$(3,229)	$(24,689)
Add:
Depreciation and amortization	7,457	7,309	7,236	7,187	29,189
Consolidated interest expense, net	4,392	4,258	4,177	3,870	16,697
Benefit from income taxes	(221)	(1,794)	(5,009)	(1,786)	(8,810)
Cash restructuring charges	551	1,628	—	—	2,179
Transaction costs	—	(250)	—	—	(250)
Non-cash charges:
Stock-based compensation	1,374	1,375	1,685	1,671	6,105
Asset impairments (recoveries)	(64)	221	—	—	157
Embedded derivative	(7)	(7)	(7)	(6)	(27)
Pre-acquisition contingency adjustment	—	178	252	—	430

Adjusted EBITDA (1)	$10,183	$7,482	$(4,391)	$7,707	$20,981

(1)	On October 20, 2009, the Company amended and restated its Term Note facility which defines adjusted EBITDA. Adjusted EBITDA excludes non-cash charges for goodwill and other asset impairments and stock compensation as well as certain non-recurring charges. As such, the historical information is presented in accordance with the definition above. Concurrent with the amendment and restatement of the Term Note facility, the Company entered into an Asset-Backed Lending facility which has substantially the same definition of adjusted EBITDA except that the ABL facility caps certain non-recurring charges. The Company is disclosing adjusted EBITDA, which is a non-GAAP measure, because it is used by management and provided to investors to provide comparability of underlying operational results.

NCI BUILDING SYSTEMS, INC.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

"ADJUSTED" LOSS PER DILUTED COMMON SHARE AND NET LOSS COMPARISON

(Unaudited)

	Fiscal Three Months Ended		Fiscal Six Months Ended
	April 29, 2012	May 1, 2011	April 29, 2012	May 1, 2011
Loss per diluted common share, GAAP basis	$(0.86)	$(0.51)	$(1.40)	$(1.65)
Convertible preferred stock beneficial conversion feature	0.42	(0.01)	0.63	0.08
Acquisition-related costs, net of taxes	0.05	—	0.06	—
Actuarial determined general liability self-insurance charges (recovery), net of taxes	(0.06)	0.04	(0.06)	0.08
Executive retirement, net of taxes	0.02	—	0.02	—
Gain on embedded derivative, net of taxes	(0.00)	(0.00)	(0.00)	(0.00)
Pre-acquisition contingency adjustment, net of taxes	—	—	—	0.01

"Adjusted" loss per diluted common share (1)	$(0.45)	$(0.48)	$(0.75)	$(1.48)

	Fiscal Three Months Ended		Fiscal Six Months Ended
	April 29, 2012	May 1, 2011	April 29, 2012	May 1, 2011
Net loss applicable to common shares, GAAP basis	$(16,281)	$(9,249)	$(26,320)	$(29,990)
Convertible preferred stock beneficial conversion feature	7,858	(240)	11,878	1,546
Acquisition-related costs, net of taxes	920	—	1,164	—
Actuarial determined general liability self-insurance charges (recovery), net of taxes	(1,188)	799	(1,188)	1,477
Executive retirement, net of taxes	313	—	313	—
Gain on embedded derivative, net of taxes	(4)	(4)	(7)	(8)
Pre-acquisition contingency adjustment, net of taxes	—	—	—	181

"Adjusted" net loss applicable to common shares (1)	$(8,382)	$(8,694)	$(14,160)	$(26,794)

(1)	The Company discloses a tabular comparison of "Adjusted" loss per diluted common share and net loss, which are non-GAAP measures, because they are referred to in the text of our press releases and are instrumental in comparing the results from period to period. "Adjusted" loss per diluted common share and net loss should not be considered in isolation or as a substitute for loss per diluted common share and net loss as reported on the face of our consolidated statement of operations.

NCI Building Systems, Inc.

Reconciliation of Segment Sales to Third Party Segment Sales (Internal Information)

(Unaudited)

(In thousands)

	2nd Qtr 2012		2nd Qtr 2011		Inc/(Dec)	% Change
Metal Coil Coating
Total Sales	48,839	16%	47,927	17%	912	2%
Less: Intersegment sales	29,267		30,942		(1,675)	-5%

Third Party Sales	19,572	8%	16,985	7%	2,587	15%

Operating Income (Loss)	4,890	25%	4,378	26%	512	12%

Metal Components
Total Sales	106,742	35%	103,375	37%	3,367	3%
Less: Intersegment sales	21,418		20,762		656	3%

Third Party Sales	85,324	34%	82,613	37%	2,711	3%

Operating Income (Loss)	9,018	11%	7,400	9%	1,618	22%

Engineered Building Systems
Total Sales	148,715	49%	129,790	46%	18,925	15%
Less: Intersegment sales	3,380		3,823		(443)	-12%

Third Party Sales	145,335	58%	125,967	56%	19,368	15%

Operating Income (Loss)	6,740	5%	(154)	0%	6,894	4477%

Consolidated
Total Sales	304,296	100%	281,092	100%	23,204	8%
Less: Intersegment sales	54,065		55,527		(1,462)	-3%

Third Party Sales	250,231	100%	225,565	100%	24,666	11%

Operating Income (Loss)	4,944	2%	(1,844)	-1%	6,788	368%

	YTD 2nd Qtr 2012		YTD 2nd Qtr 2011		Inc/(Dec)	% Change
Metal Coil Coating
Total Sales	97,922	16%	90,201	17%	7,721	9%
Less: Intersegment sales	58,112		56,023		2,089	4%

Third Party Sales	39,810	8%	34,178	8%	5,632	16%

Operating Income (Loss)	10,192	26%	7,822	23%	2,370	30%

Metal Components
Total Sales	212,494	36%	193,680	38%	18,814	10%
Less: Intersegment sales	39,874		37,051		2,823	8%

Third Party Sales	172,620	35%	156,629	38%	15,991	10%

Operating Income (Loss)	14,559	8%	7,753	5%	6,806	88%

Engineered Building Systems
Total Sales	289,013	48%	231,202	45%	57,811	25%
Less: Intersegment sales	7,609		6,358		1,251	20%

Third Party Sales	281,404	57%	224,844	54%	56,560	25%

Operating Income (Loss)	14,336	5%	(5,564)	-2%	19,900	358%

Consolidated
Total Sales	599,429	100%	515,083	100%	84,346	16%
Less: Intersegment sales	105,595		99,432		6,163	6%

Third Party Sales	493,834	100%	415,651	100%	78,183	19%

Operating Income (Loss)	9,229	2%	(15,980)	-4%	25,209	158%